UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                      December 7, 2007

FPIC Insurance Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-11983	59-3359111
(Commission file number)	(IRS Employer Identification No.)

225 Water Street, Suite 1400 Jacksonville, Florida 32202 (Address of Principal Executive Offices)

(904) 354-2482 (Registrant’s Telephone Number, Including Area Code)

www.fpic.com

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Actions Regarding Named Executive Officers

On December 7, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of FPIC Insurance Group, Inc. (the “Company”) took the actions described below.

The executive officers defined as “named executive officers” in Item 402(a)(3) of Regulation S-K and who were named in the summary compensation table in the proxy statement for the Company's 2007 Annual Meeting of Shareholders are referred to below in this Current Report on Form 8-K as “the named executive officers.”

(a)           2008 Base Salary Increases:

The Committee approved the following annual base salaries for the named executive officers, effective January 1, 2008:  John R. Byers -- $723,000; Charles Divita, III -- $365,000; and Robert W. White, Jr. -- $437,000.

(b)           2008 Cash Bonus Levels:

The Committee approved cash bonus award levels for the named executive officers for 2008 under the Company's 2007 Senior Executive Annual Incentive Plan.  The bonuses established for the named executive officers will be based on the achievement by the Company of certain financial performance and strategic goals, including among other things the achievement of specified levels of total revenues, operating earnings per diluted share and return on average equity.  Mr. White’s bonus will also be based in part on his achievement of certain personal performance objectives. The target bonus established for Mr. Byers is 100%, and those for Messrs. Divita and White are 50%, of their respective base salaries; depending upon achievement of the goals established by the Committee, actual bonuses may be from 50% to 150% of the target bonuses, provided that if minimum performance levels are not achieved, no bonus will be awarded.

(c)           Extension of Employment Agreements:

As of December 7, 10 and 11, 2007, the Company entered into extension agreements with Messrs. Byers, Divita and White extending the terms of their employment agreements to expire on December 31, 2010 in the case of Mr. Byers and December 31, 2009 in the case of Messrs. Divita and White.  Previously, these terms expired on December 31, 2009 and December 31, 2008, respectively.

A copy of extension agreements dated December 7, 10 and 11, 2007, between the Company and Messrs. Byers, Divita and White are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

    (e)           Amendment to Deferred Compensation Plan:

On December 7, 2007, the Board of Directors approved changes to the FPIC Insurance Group, Inc. Deferred Compensation Plan (amended and restated effective January 1, 2008) (the “Deferred Compensation Plan”).  The Deferred Compensation Plan is a non-qualified deferred compensation plan that allows a select group of our management or highly compensated employees (as designated by our Board of Directors or a committee of our Board of Directors) and members of our Board of Directors to defer certain compensation, including salary, bonuses, and directors’ fees as provided by the Deferred Compensation Plan.  The Deferred Compensation Plan also allows for us to make discretionary contributions and matching contributions.  Distributions may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date, or death.

The purpose of the amendment and restatement was to ensure that the Deferred Compensation Plan conforms with the requirements of Section 409A of the Internal Revenue Code.  Prior to the effectiveness of the amendment and restatement, the Deferred Compensation Plan provided that the unpaid balances of a participant’s specified date accounts would be paid according to the termination benefit payment schedule established by the participant in the event of termination.  For administrative reasons, the amendment and restatement provides that only specified date accounts that are not in pay status at termination will be paid according to the termination benefit payment schedule.

This summary of the Deferred Compensation Plan is qualified by the text of the Deferred Compensation Plan, as amended and restated effective January 1, 2008, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description of Exhibit

10.1*	Extension of Employment Agreement dated December 7, 2007, between FPIC Insurance Group, Inc. and John R. Byers
10.2*	Extension of Employment Agreement dated December 10, 2007, between FPIC Insurance Group, Inc. and Charles Divita, III
10.3*	Extension of Employment Agreement dated December 11, 2007, between FPIC Insurance Group, Inc. and Robert E. White, Jr.
10.4*	Deferred Compensation Plan, as amended and restated effective January 1, 2008

  * Management contract or compensatory plan or arrangement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 12, 2007
FPIC Insurance Group, Inc.

	By:	/s/ Charles Divita, III
Charles Divita, III Chief Financial Officer

FPIC Insurance Group, Inc.
Exhibit Index to Form 8-K

Exhibit Number	Description of Exhibit
10.1*	Extension of Employment Agreement dated December 7, 2007, between FPIC Insurance Group, Inc. and John R. Byers
10.2*	Extension of Employment Agreement dated December 10, 2007, between FPIC Insurance Group, Inc. and Charles Divita, III
10.3*	Extension of Employment Agreement dated December 11, 2007, between FPIC Insurance Group, Inc. and Robert E. White, Jr.
10.4*	Deferred Compensation Plan, as amended and restated effective January 1, 2008

* Management contract or compensatory plan or arrangement